                                                                    EXHIBIT 10.4


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (this "AGREEMENT") is entered into and is effective on this 25th day of July, 2003 (the "EFFECTIVE DATE") by and between MICROSOFT CORPORATION, a Washington corporation with principal offices in Redmond, Washington ("MICROSOFT") and IMMERSION CORPORATION, a Delaware corporation with principal offices in San Jose, California ("IMMERSION"), each a "PARTY" and collectively, the "PARTIES."

                                    RECITALS

         WHEREAS, Immersion has the right to grant a license to Microsoft and its Subsidiaries under certain patent rights more fully described below; and

         WHEREAS, Microsoft desires to acquire a license under such patent rights, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

                                    AGREEMENT

         1.       DEFINITIONS.

                  (a) "ADULT PRODUCT" means: [****] content, access to which may be lawfully provided solely to users who certify that they are at least 18 years of age; and (ii) media (e.g. videos, CDs and DVDs) containing the content described in (i), but only to the extent that the rights to create the content and/or media described in (i) and (ii) above have been licensed prior to the Effective Date under the Licensed Patents to another party on an exclusive basis.

                  (b) "CONDITIONAL PATENTS" means Patents for which the grant of licenses, releases, or freedom from suit to Microsoft or Microsoft Subsidiaries results in an obligation to pay, or the payment of, additional royalties by Immersion or its Subsidiaries to third parties (except for payments among Immersion and its Subsidiaries, and payments made to third parties for inventions made by said third parties while employed by or under an obligation to assign inventions to Immersion or any of its Subsidiaries).

                  (c) "FOUNDRY PRODUCT" means a product which is designed by or for a third party without substantial input from Microsoft, and manufactured, reproduced, sold, leased, licensed or otherwise transferred from Microsoft to that third party (or to customers of, or as directed by, that third party) on essentially an exclusive basis.

                  (d) "LICENSED PATENTS" means all Patents under which Immersion or any of its present or future Subsidiaries owns or has as of the Effective Date (or as of the acquisition date in the case of future Subsidiaries), or thereafter obtains, the ability or right to grant licenses, releases or freedom from suit, with the exception of Conditional Patents.

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                             PROVIDED UNDER RULE 408

                  (e) "LICENSED PRODUCT" means all hardware, software, and services, excluding Adult Products, Medical Products, and Foundry Products.

                  (f) "MEDICAL PRODUCT" means any hardware product, software product, or combination of hardware and software that uses Touch Technology for the medical treatment of patients, the training of medical personnel for medical procedures, or the simulation of any medical procedure. General purpose hardware or software whose primary function is not the delivery of one of the foregoing is not a Medical Product.

                  (g) "MICROSOFT AND MICROSOFT SUBSIDIARY OPERATING SYSTEM" means an Operating System that is sold, licensed, sublicensed, or otherwise distributed by Microsoft or Microsoft's Subsidiaries to third parties.

                  (h) "OPERATING SYSTEM" means software, including firmware, that [****] Examples include [****]

                  (i) "PATENT" means any patent, patent application, provisional application, continuation, continuation-in-part, divisional, reissue, renewal, reexamination, utility model, design patent, and foreign counterparts thereof.

                  (j) "PERIPHERAL DEVICE" means a hardware peripheral device which communicates with but is physically separate from a primary computer (such primary computer being, for example, a personal computer or a game console), or is physically separate from the primary computing processor when used in a device other than a primary computer (such primary computing processor being, for example, a processor contained in a smart refrigerator). For example, a standalone gamepad, touchpad, joystick, wheel, or haptic control knob that communicates (by wired or wireless means) with a personal computer is a "Peripheral Device" as each of those devices is physically separated from the "primary computer" with which it communicates. Similarly, a joystick built into a control panel on an aircraft carrier or a touchpad built into the door of a refrigerator is also a "Peripheral Device," as each of those user input controls is separate from the primary computer or primary computing processor with which such user input control communicates. For purposes of this Agreement, the Parties expressly agree that:

                           (i)      an arcade-style gaming device shall not be
deemed a "Peripheral Device" for purposes of this definition and this Agreement, even if it includes or comprises a touch sensation mechanism, for example, a vibrating seat, vibro-gamepad, touchpad, slider, touchscreen, joystick, wheel, or haptic control knob;

                           (ii)     a [****] other than a portable keyboard not
distributed in connection with the device with which it interacts), laptop computer, Tablet PC or Smart Display device (including any associated styluses or pens, solely when bundled with and used in conjunction with such Tablet PC or Smart Display device or replacement components for the foregoing which may be sold separately), or "Game Boy" -type handheld gaming device) is not a "Peripheral Device," even if it includes or comprises a vibrating seat, vibro-gamepad, touchpad, slider, touchscreen, joystick, wheel, or haptic control knob; and

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                             PROVIDED UNDER RULE 408

                           (iii)    any physically separate hardware device
(other than styluses, pens, or similar-type devices bundled with and used in conjunction with Tablet PCs or Smart Display-type devices, or replacement components for the foregoing which may be sold separately) which communicates with any of the devices identified in (i) or (ii) above is a Peripheral Device (for example, a gamepad that communicates (by wired or wireless means) with a laptop is a "Peripheral Device").

                  (k) "SUBSIDIARY" means a corporation, company or other entity: (i) fifty percent (50%) or more of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a Party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but fifty percent (50%) or more of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a Party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

                  (l) "TOUCH TECHNOLOGY" means technology related to calculating, processing, amplifying, communicating, transmitting, controlling, applying, producing, using, or enhancing touch sensations or information related to the sense of touch (e.g., resistance, texture, force). Examples include force feedback, vibration, and tactile response applications.

                  (m) All terms not defined herein shall have the meaning set forth in the Settlement Agreement and Mutual Release executed by Microsoft and Immersion simultaneously with the execution of this Agreement (the "SETTLEMENT").

         2.       LICENSE RIGHTS.

                  (a) LICENSE TO LICENSED PATENTS. Subject to the terms of this Agreement, Immersion, on behalf of itself and its Subsidiaries, hereby grants to Microsoft and its Subsidiaries a worldwide, perpetual, paid-up, irrevocable, non-terminable, royalty-free and non-exclusive license under the Licensed Patents to make, have made, use, lease, distribute, have distributed, publish, have published, import, offer for sale, provide as a service, sell, or otherwise dispose of Licensed Products.

                  (b) SUBLICENSING RIGHTS. Immersion, on behalf of itself and its Subsidiaries, hereby irrevocably and non-terminably grants to Microsoft and its Subsidiaries the worldwide, royalty-free (subject to the terms of Section 2(e)), paid-up right to sublicense the Licensed Patents (excluding Patents not directed to Touch Technology) to third parties (excluding Sony Corporation, Sony Computer Entertainment, Inc., Sony Computer Entertainment of America, Inc., any of their Subsidiaries or successors (collectively, "Excluded Sublicensees"), and any other entity solely to the extent that such other entity provides services to or makes products designed specifically for use in conjunction with the products of the Excluded Sublicensees). The right to sublicense shall exclude the following fields of use:

                             PROVIDED UNDER RULE 408

                           (i)      Medical Products, Adult Products or Foundry
Products;

                           (ii)     hardware, (a) to the extent that such
hardware does not use and is not controlled by a Microsoft or Microsoft Subsidiary Operating System, or, (b) if such hardware can use or be controlled by multiple Operating Systems (including a Microsoft or Microsoft Subsidiary Operating System), to the extent that such hardware uses and is controlled by an Operating System other than a Microsoft or Microsoft Subsidiary Operating System;

                           (iii)    software and services, to the extent that
they do not use or run on a Microsoft or Microsoft Subsidiary Operating System; and

                           (iv)     Peripheral Devices.

         In the event that at any given date Microsoft enters into an agreement with a third party which grants such third party a sublicense under the Licensed Patents, as permitted under this Section 2(b), such third party shall not by virtue of such sublicense from Microsoft be excused from such third party's obligations to pay Immersion pursuant to any agreement entered into by Immersion and such third party prior to such date.

                  (c) COMBINATIONS. Immersion, on behalf of itself and its Subsidiaries, hereby covenants not to sue any third party, under any Licensed Patent claim, for making, using, selling, importing, offering for sale, providing as a service, leasing, distributing or otherwise disposing of a Licensed Product created or distributed by or for Microsoft or a Microsoft Subsidiary in combination with one or more other items licensed by, or sold or manufactured by or for, such third party, but only to the extent that:

                           (i)      the sale of the Licensed Product by
Microsoft (or one of its Subsidiaries) would, absent this Agreement, constitute direct or contributory infringement of such Licensed Patent claim; and

                           (ii)     such Licensed Patent claim would not be
directly or contributorily infringed by such other item(s) separate and apart from the combination with such Licensed Product. For the purposes of this Section, the determination of infringement above shall assume the existence of any necessary knowledge or intent required to constitute contributory infringement.

                  (d) PRODUCT/SERVICE RELATED MATERIALS. Immersion, on behalf of itself and its Subsidiaries, hereby represents, warrants and covenants not to sue Microsoft or any Microsoft Subsidiary for contributory infringement or induced infringement of the Licensed Patents arising out of the publication or distribution of product and/or service-related: (1) documentation for a Microsoft or Microsoft Subsidiary Licensed Product (e.g., reference designs, specifications, etc.), and (2) marketing, training and/or support relating to a Microsoft or Microsoft Subsidiary Licensed Product. The foregoing sentence shall not be construed to provide customers of Microsoft or Microsoft Subsidiaries with any implied licenses or sublicenses.

                  (e) CONDITIONAL PATENTS. Immersion on behalf of itself and its Subsidiaries, agrees that upon written request, it will grant to Microsoft and Microsoft Subsidiaries to the broadest extent and under the most favorable terms and conditions (including the most favorable

                             PROVIDED UNDER RULE 408

royalty terms) which Immersion then has the ability or right to do, a license, release and covenant with respect to any Conditional Patents under the terms, conditions, licenses and covenants granted herein. Such license, release and covenant shall be granted under a separate agreement upon payment to Immersion of the additional royalty or other consideration which Immersion or any of its Subsidiaries is obligated to pay to a third party because of the grant of such license, release or covenant thereunder. In the event that Immersion's obligation to pay a particular licensor is based on a percentage of Immersion's sublicensing revenues from such Conditional Patents, Microsoft and Immersion agree to negotiate a reasonable payment based on the fair market value of the sublicense of such Conditional Patents. If Immersion sublicenses such Conditional Patents to other parties, the fair market value shall be no more than the best terms that Immersion grants or has granted to other sub-licensees for the same or similar sublicense.

                  (f) TRANSFER OF PATENTS. Immersion agrees that any transfer or assignment of the Licensed Patents shall be subject to the licenses granted to Microsoft and Microsoft's Subsidiaries under this Agreement. In the event that Immersion assigns rights to an invention that is documented and ready for patenting but for which an application has not yet been filed, in any way for the purpose of avoiding the resulting patent application being captured as a "Licensed Patent" under this Agreement (for example, to a licensing entity such as Refac or ThinkFire), Immersion agrees that such transfer shall be subject to this Agreement and that any resulting Patent(s) on the transferred invention shall be included as Licensed Patent(s). The foregoing shall not apply to (1) bona fide transactions that do not include as a purpose of such transactions an intent to avoid capturing any invention as a "Licensed Patent" under this Agreement an invention that is documented and ready for patenting but for which an application has not yet been filed; and (2) the following types of transactions:

                           (i)      A development agreement where the total
compensation rendered to Immersion is less than [****] Immersion's costs of performing such development;

                           (ii)     A development or asset sale agreement where
the sole compensation rendered to Immersion is [****]

                           (iii)    A development or asset sale agreement where
the sole compensation rendered to Immersion [****]

                           (iv)     Any standard development agreement or
agreement for sale of technology to an entity that intends to use the developed or transferred technology in the entity's products.

         Microsoft shall use good faith efforts to respond to any requests by Immersion to determine if a given agreement falls within the terms of (i) through (iv) above.

                  (g) OWNERSHIP. Except as expressly licensed to Microsoft in this Agreement, Immersion retains all right, title and interest in and to the Licensed Patents. Immersion reserves all rights not expressly granted in this Agreement.

         3. PAYMENT. Within five (5) days after the Effective Date, Microsoft shall pay Immersion by cashier's check, wire transfer or other immediately available funds, nineteen

                             PROVIDED UNDER RULE 408

million nine hundred thousand dollars (USD $19,900,000), in consideration of the rights and covenants set forth herein.

         4.       ADDITIONAL RIGHTS, OBLIGATIONS/RESTRICTIONS.

                  (a) NO OBLIGATIONS. Notwithstanding any other provision of this Agreement, Microsoft will have no obligation to market, sell or otherwise distribute Licensed Products.

                  (b) MEMBERSHIP IN MICROSOFT TOOL AND MIDDLEWARE PROGRAMS. Immersion will have the right to apply for and participate in all publicly available Microsoft tool and middleware programs in accordance with their standard terms, conditions, and fees.

                  (c) NO RESTRICTIONS. Nothing in this Agreement will be construed as restricting Microsoft's ability to acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute on its behalf, similar technology performing the same or similar functions as the technology subject to the Licensed Patents, or to market and distribute such similar technology in addition to, or in lieu of, the technology subject to the Licensed Patents.

                  (d) MAINTENANCE OF PATENTS. In the event Immersion plans to forego payment of any maintenance fees or not take any other steps required to maintain Immersion's rights under any of the Licensed Patents, Immersion shall assign, without additional compensation, all right, title, and interest in and to the applicable Licensed Patents to Microsoft. If any of the Licensed Patents lapses (other than by expiration), then Immersion will promptly use its best efforts to revive the patent. It shall not be a breach of this Agreement, and the above provisions of this Section 4(d) shall not apply, if a Licensed Patent lapses because of an inadvertent failure to pay any maintenance fees or inadvertent failure to take any other steps required to maintain Immersion's rights under any of the Licensed Patents.

         5. CONFIDENTIALITY. The terms and conditions, but not the existence, of this Agreement shall be treated as confidential information by the Parties, and neither Party shall disclose the terms or conditions of this Agreement to any third party (other than its Subsidiaries licensed pursuant to this Agreement) without the prior written permission of the other Party. Each Party, however, shall have (a) the right to represent to third parties that such Party is licensed for the products and patents as provided by this Agreement, and (b) the right to make disclosures to the extent required by an order of court, regulation of another governmental body, or otherwise by law or by a stock exchange, provided that the Party shall promptly provide written notice to the non-disclosing Party of the intended disclosure and of the court order or regulation prior to such disclosure and that the Party shall take all reasonable steps to minimize such disclosure by, for example, obtaining a protective order and/or appropriate confidentiality provisions requiring that such information to be disclosed be used only for the purpose for which such law, order, regulation or requirement was issued. Additionally, each Party may disclose the terms and conditions of this Agreement to the extent reasonably necessary, under a suitable confidentiality agreement, to its accountants, attorneys, financial advisors and in connection with due diligence activities relating to the sale of the stock or a portion of the business of a Party or its Subsidiaries.

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                             PROVIDED UNDER RULE 408

         6.       WARRANTIES.

                  (a) IMMERSION. Immersion represents, warrants, and covenants that:

                           (i)      it has the full power and has taken the
necessary and appropriate steps to enter into this Agreement and assume the obligations hereunder;

                           (ii)     it has the right to license the Licensed
Patents, and it has the full power and has taken the necessary and appropriate steps to enter into this Agreement and assume the obligations hereunder, and to grant the license rights and covenants set forth herein;

                           (iii)    it has not previously and will not grant any
rights in the Licensed Patents to any third party that are inconsistent with the rights granted to Microsoft herein;

                           (iv)     [****];

                           (v)      as of the Effective Date, the issued
Licensed Patents owned by Immersion are subsisting and have not lapsed or otherwise become abandoned;

                           (vi)     as of the Effective Date, there are no
actual or threatened lawsuits or claims relating to the Licensed Patents other than (i) the Lawsuit (as defined in the Settlement), (ii) contract, business or licensing discussions with existing or potential licensees and customers, and
(iii) as set forth in Schedule 3.12 to the Series A Redeemable Convertible Preferred Stock Purchase Agreement executed by the Parties on even date herewith; and

                           (vii)    as of the Effective Date, Immersion
believes, in good faith, that the issued Licensed Patents owned by Immersion are valid and enforceable.

                  (b) BY MICROSOFT. Microsoft represents, warrants, and covenants that it has the full power and has taken the necessary and appropriate steps to enter into this Agreement and assume the obligations hereunder.

                  (c) DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 6(a) AND 6(b) ABOVE, THE PATENTS ARE PROVIDED "AS IS" AND WITHOUT WARRANTY OF ANY KIND. EACH PARTY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

Nothing in this Agreement shall be construed (i) as a warranty or representation by Immersion as to the validity or scope of any Licensed Patents; (ii) as a warranty or representation that anything made, used, sold or otherwise disposed of under any license or sublicense granted in or under this Agreement is or will be free from infringement by patents, copyrights, trade secrets, trademarks, or other rights of third parties; (iii) as granting by implication, estoppel or otherwise any licenses or rights under patents or other intellectual property rights of Immersion other than expressly granted herein; or (iv)(a) to require Immersion to file any patent application, or (b) as a warranty that Immersion will be successful in securing the grant of any patent or any reissue or extensions thereof. Immersion does not assume any responsibility for the manufacture of any product that is manufactured or sold by or for Microsoft or Microsoft's Subsidiaries, or their

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                             PROVIDED UNDER RULE 408

sublicensees. All warranties in connection with such products shall be made by the manufacturer or seller of such products.

         7.       TERM; TERMINATION.

                  (a)      TERM. Unless terminated by Microsoft pursuant to
Section 7(b), the term of this Agreement shall be from the Effective Date until the expiration of the last to expire of the Licensed Patents.

                  (b) TERMINATION. The parties expressly agree that this Agreement may not be terminated by Immersion, even in the event of Microsoft's breach of this Agreement. Notwithstanding the foregoing, Microsoft may terminate this Agreement in its sole discretion and at any time upon thirty (30) days' written notice in advance to Immersion. In the event Microsoft elects to terminate this Agreement, (i) such termination shall not terminate or otherwise affect any sublicenses granted by Microsoft under this Agreement prior to such termination, and (ii) Sections 5, 6, 7(b), 8, and 9 shall survive. Termination of this Agreement by Microsoft shall not in any way affect or relieve Microsoft's obligations to make payment pursuant to Section 2(e).

         8. LIMITATION OF LIABILITIES. NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES RELATING TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         9.       GENERAL.

                  (a) NOTICES. All notices and requests in connection with this Agreement will be given in writing and will be deemed given as of the day they are received either by messenger, delivery service, or in the mails of the United States of America, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

     TO: MICROSOFT                               TO: IMMERSION
     Microsoft Corporation                       Immersion Corporation
     Attention: Vice President, Intellectual     Attention: Vice President,
     Property                                    Legal Affairs
     One Microsoft Way                           801 Fox Lane
     Redmond, Washington 98052-6399              San Jose, California 95131
     Phone: (425) 882-8080                       Phone: (408) 467-1900
     Fax: (425) 936-7329                         Fax: (408) 467-1901
     Copy to: Law & Corporate Affairs
     Fax: (425) 936-7409

or to such other address as the Party to receive the notice or request so designates by written notice to the other.

                  (b) INDEPENDENT CONTRACTORS. The Parties are independent contractors, and nothing in this Agreement will be construed as creating an employer-employee relationship, a

                             PROVIDED UNDER RULE 408

partnership, or a joint venture between the Parties. Neither Party will have the power to bind the other Party or incur obligations on the other Party's behalf without the other Party's prior written consent.

                  (c) GOVERNING LAW. This Agreement shall be construed and controlled by the laws of the State of Washington, and each Party consents to exclusive jurisdiction and venue in the federal courts sitting in King County, Washington, unless no federal subject matter jurisdiction exists, in which case each Party consents to exclusive jurisdiction and venue in the Superior Court of King County, Washington. Each Party waives all defenses of lack of personal jurisdiction and forum non-conveniens. Process may be served on either Party in the manner authorized by applicable law or court rule. In any action to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

                  (d) ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of each Party's respective successors and lawful assigns. Microsoft will have the right to assign this Agreement or any or all of its rights under the Agreement, in whole or in part (in any case together with all restrictive terms continuing with such assignment) to any purchaser of any Microsoft business that uses the licenses granted herein, provided that (i) such purchaser of a Microsoft business may use the assigned rights solely as necessary to operate such purchased Microsoft business, (ii) the assignee's license rights under Section 2(a) shall exclude the fields of use specified in Sections 2(b)(ii) and (iii), and (iii) in any case Microsoft may not assign any of its rights under this Agreement to Sony Corporation, Sony Computer Entertainment, Inc., Sony Computer Entertainment of America, Inc., Nintendo, Inc., or any of their Subsidiaries or successors. This Agreement may be assigned by Immersion to any acquiror of all or substantially all of the business or assets of Immersion, or in connection with a merger. Microsoft and Immersion will each have the right to merge or consolidate without the prior approval of the other Party. Except as permitted above, assignment of this Agreement, whether by contract, operation of law, or otherwise, will be void.

                  (e) CONSTRUCTION. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intention of the Parties, and the remainder of this Agreement will continue in full force and effect. Failure by either Party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the Parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

                  (f) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and merges all prior and contemporaneous communications regarding the subject matter hereof. This Agreement will not be modified except by a written agreement dated subsequent to the Effective Date and signed on behalf of Immersion and Microsoft by their respective duly authorized representatives. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the

                             PROVIDED UNDER RULE 408

Agreement. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be effective as delivery of an originally executed counterpart of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                              SIGNATURE PAGE TO THE
                                LICENSE AGREEMENT

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date written above.

                                      IMMERSION CORPORATION

                                      By: ______________________________________
                                          VICTOR VIEGAS
                                          President, Chief Executive Officer and
                                          Chief Financial Officer

                                      MICROSOFT CORPORATION

                                      By: ______________________________________
                                          Name:
                                          Title:

                                      By: ______________________________________
                                          Name:
                                          Title:

                                      By: ______________________________________
                                          Name:
                                          Title:

                                      By: ______________________________________
                                          Name:
                                          Title: